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                              AGREEMENT OF MERGER

                                 by and among

                       PHYAMERICA PHYSICIAN GROUP, INC.,

                               SCOTT GROUP, INC.

                                      and

                      PHYAMERICA ACQUISITION CORPORATION








                         Dated as of October 15, 2001




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                               TABLE OF CONTENTS

                                                                                                        Page

                                                                                                        ----
          ARTICLE I
          DEFINITIONS...............................................................................      3

          ARTICLE II
          THE MERGER AND RELATED TRANSACTIONS
  2.1     The Merger................................................................................     11
  2.2     Time and Place of Closing.................................................................     11
  2.3     Effective Time............................................................................     12
  2.4     Subsequent Actions........................................................................     12

          ARTICLE III
          MANNER OF CONVERTING SHARES
  3.1     Conversion of Shares......................................................................     12
  3.2     Conversion of Options.....................................................................     13
  3.3     Anti-Dilution Provisions..................................................................     13
  3.4     Transfers.................................................................................     13
  3.5     Merger Consideration......................................................................     13

          ARTICLE IV
          CONVERSION OF SHARES
  4.1     Exchange Procedures.......................................................................     14
  4.2     Abandoned Property........................................................................     14

          ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF PHYAMERICA
  5.1     Organization, Standing, and Authority.....................................................     15
  5.2     Capital Stock.............................................................................     15
  5.3     PhyAmerica Subsidiaries...................................................................     16
  5.4     Authorization of Merger...................................................................     16
  5.5     SEC Filings; Financial Statements.........................................................     17
  5.6     Books and Corporate Records...............................................................     18
  5.7     Absence of Undisclosed Liabilities........................................................     18
  5.8     Tax Matters...............................................................................     18
  5.9     Reserves..................................................................................     19
  5.10    Assets....................................................................................     19
  5.11    Compliance with Laws......................................................................     20
  5.12    Employee Benefit Plans....................................................................     20
  5.13    Commitments and Contracts.................................................................     23
  5.14    Material Contract Defaults................................................................     24
  5.15    Legal Proceedings.........................................................................     24
  5.16    Absence of Certain Changes or Events......................................................     24
  5.17    Reports...................................................................................     24
  5.18    Insurance.................................................................................     25
  5.19    Labor.....................................................................................     25
  5.20    Material Interests of Certain Persons.....................................................     25
  5.21    Registration Obligations..................................................................     25
  5.22    Environmental Matters.....................................................................     25
  5.23    Regulatory Approvals......................................................................     27
  5.24    Brokers and Finders.......................................................................     27
  5.25    State Takeover Laws.......................................................................     27
  5.26    Charter Provisions........................................................................     27
  5.27    Statements True and Correct...............................................................     27

          ARTICLE VI
          REPRESENTATIONS AND WARRANTIES OF GROUP AND ACQUISITION
  6.1     Organization, Standing, and Authority.......................................................   28
  6.2     Subsidiaries................................................................................   28
  6.3     Authorization of Merger and Related Transactions............................................   28
  6.4     Legal Proceedings...........................................................................   29
  6.5     Regulatory Approvals........................................................................   29
  6.6     Brokers and Finders.........................................................................   29
  6.7     Statements True and Correct.................................................................   29

          ARTICLE VII
          CONDUCT PRIOR TO THE EFFECTIVE TIME
  7.1     Affirmative Covenants of PhyAmerica.........................................................   30
  7.2     Negative Covenants of PhyAmerica............................................................   30
  7.3     Covenants of Group and Acquisition..........................................................   32
  7.4     Adverse Changes in Condition................................................................   32
  7.5     Reports.....................................................................................   32
  7.6     Confidentiality.............................................................................   32
  7.7     Current Information.........................................................................   33
  7.8     Proxy Statement; Regulatory Matters.........................................................   33
  7.9     Shareholder Approval........................................................................   34
  7.10    Delivery of Monthly Financial Statements....................................................   34
  7.11    Press Releases..............................................................................   34
  7.12    Miscellaneous Agreements and Consents.......................................................   35

          ARTICLE VIII
          ADDITIONAL AGREEMENTS
  8.1     Indemnification and Insurance...............................................................   35
  8.2     Employee Contracts; Employee Benefits.......................................................   35

          ARTICLE IX
          CONDITIONS
  9.1     Conditions to Each Party's Obligations to Effect the Merger.................................   36
  9.2     Conditions to the Obligations of PhyAmerica.................................................   36
  9.3     Conditions to the Obligations of Group and Acquisition......................................   37

          ARTICLE X
          TERMINATION
  10.1    Termination.................................................................................   38
  10.2    Effect of Termination.......................................................................   39
  10.3    Expenses....................................................................................   39
  10.4    Wrongful Termination........................................................................   39

          ARTICLE XI
          GENERAL PROVISIONS
  11.1    Non-Survival of Representations, Warranties and Covenants Following
          the Effective Time..........................................................................   39
  11.2    Entire Agreement............................................................................   40
  11.3    Amendments..................................................................................   40
  11.4    Waivers.....................................................................................   40
  11.5    No Assignment...............................................................................   41
  11.6    Notices.....................................................................................   41
  11.7    Severability................................................................................   42
  11.8    Governing Law...............................................................................   42
  11.9    Counterparts................................................................................   42
  11.10   Captions; Articles; and Section.............................................................   42

11.11  Interpretations............................................................................    42
11.12  Enforcement of Agreement...................................................................    42

APPENDIX A  Plan of Merger

                              AGREEMENT OF MERGER

          This AGREEMENT OF MERGER (this "Agreement") is made and entered into as of October ___, 2001 by and among PhyAmerica Physician Group, Inc., a Delaware corporation ("PhyAmerica"), Scott Group, Inc., a North Carolina corporation ("Group"), and PhyAmerica Acquisition Corporation, a North Carolina corporation and a wholly-owned subsidiary of Group ("Acquisition").

                             W I T N E S S E T H:

          WHEREAS, the authorized capital stock of PhyAmerica consists of 100,000,000 shares of Common Stock, $.01 par value per share ("PhyAmerica Common Stock"), each of which has attached thereto a right to acquire .01 of a share of Junior Participating Preferred Stock (a "Preferred Right"), of which PhyAmerica Common Stock 43,694,987 shares are outstanding; 100,000,000 shares of Non-Voting Common Stock ("Non-Voting Stock"), none of which are issued and outstanding; 10,000,000 shares of Preferred Stock without classification, none of which are issued and outstanding; and, 500,000 of Junior Participating Preferred Stock, none of which preferred shares are issued and outstanding; and

          WHEREAS, there are currently outstanding options to acquire 705,435 shares of PhyAmerica Common Stock and no warrants to acquire shares of PhyAmerica Common Stock; and

          WHEREAS, a Special Committee of the Board of Directors comprised of members who are neither members of management of PhyAmerica nor affiliated with Group, or any affiliate of Group, has unanimously determined that the merger and other transactions contemplated herein are fair and in the best interests of the shareholders of PhyAmerica other than Group (the "Public Shareholders") and has unanimously approved this Agreement and the Plan of Merger appended hereto, unanimously recommended the adoption of this Agreement and the Plan of Merger by the Board of Directors of PhyAmerica, and unanimously recommends approval of this Agreement and the Plan of Merger by the shareholders of PhyAmerica; and

          WHEREAS, the Board of Directors (with Dr. Steven M. Scott abstaining), based in part on the recommendation of the Special Committee and the written opinion of Duff & Phelps, LLC, the financial advisor to the Special Committee ("Financial Advisor"), has determined that the merger and other transactions contemplated herein are fair and in the best interests of the Public Shareholders, has adopted this Agreement and the Plan of Merger, and unanimously recommends the approval of this Agreement and the Plan of Merger by the shareholders of PhyAmerica; and

          WHEREAS, at the Effective Time, Acquisition shall merge with and into PhyAmerica (the "Merger"), with PhyAmerica as the surviving corporation (the "Surviving Corporation"); and

          WHEREAS, the Boards of Directors of Group and Acquisition have resolved that the Merger and the other transactions described herein are in the best interests of the parties and their respective shareholders and have approved this Agreement and authorized the execution hereof; and

          WHEREAS, the shareholder of Acquisition has approved this Agreement and the Plan of Merger and has authorized the execution and delivery of such other agreements and other documents as are necessary to consummate the Merger; and

          WHEREAS, the shareholders of PhyAmerica shall consider and act upon resolutions to approve and adopt this Agreement and the Plan of Merger and to authorize the execution and delivery of such other agreements and other documents as are necessary to consummate the Merger; and

          WHEREAS, PhyAmerica, Group and Acquisition desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          "Acquisition" shall have the meaning set forth in the Preamble to this Agreement.

          "Action" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including its Contracts), or the transactions contemplated by this Agreement, including, but not limited to, demand letters, or requests from any Regulatory Authorities.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "Agreement" shall mean this Agreement of Merger.

          "Articles of Merger" shall have the meaning set forth in Section 2.3 of this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Closing" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Closing Date" shall have the meaning set forth in Section 2.2 of this Agreement.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "Conversion Agent" shall have the meaning set forth in Section 3.4 of this Agreement.

          "Costs" shall have the meaning set forth in Section 10.3 of this Agreement.

          "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

          "Delaware Act" shall mean the General Corporation Law of the State of Delaware.

          "Delaware SecState" shall mean the Secretary of State of the State of Delaware.

          "Dissenting Shares" shall have the meaning set forth in Section 3.1(b) of this Agreement.

          "D&O Insurance" shall have the meaning set forth in Section 8.1(c) of this Agreement.

          "Effective Time" shall mean the time and date specified pursuant to
Section 2.3 of this Agreement as the effective time of the Merger.

          "Employee Benefit Plan" shall mean any (i) nonqualified deferred compensation or retirement plan or arrangement which is an "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, (ii) qualified defined contribution retirement plan or arrangement which is an employee pension benefit plan, (iii) qualified defined benefit retirement plan or arrangement which is an employee pension benefit plan, (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program, or (v) stock option, stock purchase, stock appreciation, stock or cash bonus, or similar plan or arrangement.

          "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA Section 3(1).

          "Environmental Agency" means the United States Environmental Protection Agency or any other federal, state, or local agency responsible for regulating or enforcing laws, relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or
(ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of any substance presently listed, defined, designated, or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          "Environmental Law" shall mean any Law, Permit, Consent, Order, or agreement with any Environmental Agency relating to (i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life, or any other natural resource), and/or (ii) the use, storage, recycling, disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Fiduciary" shall have the meaning set forth in ERISA Section 3(21).

          "Financial Advisor" shall have the meaning set forth in the Preamble to this Agreement.

          "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time, as applied by the entity in respect of which the term is used consistently with its past practices.

          "Group" shall have the meaning set forth in the Preamble to this Agreement.

          "Hazardous Materials" shall mean solid waste (as that term is defined under the Resource Conservation and Recovery Act, 42 U.S.C.A. (S) 6901 et seq. ("RCRA"), and the regulations adopted pursuant to RCRA), hazardous waste (as that term is defined under RCRA, and the regulations adopted pursuant to RCRA), hazardous substances (as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. (S) 9601, et seq. ("CERCLA"), and the regulations adopted pursuant to CERCLA), and other pollutants, including, without limitation, any solid, liquid, gaseous, or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, acids, alkalis, or chemicals.

          "HSR Act" shall have the meaning set forth in Section 5.4(c).

          "IRS" shall mean the Internal Revenue Service.

          "Indemnifiable Losses" shall mean any and all Actions, Orders, damages, penalties, fines, costs, amounts paid in settlement or compromise, Liabilities, expenses, fees (including attorneys' fees awarded to third parties), court costs, and reasonable attorneys', expert witnesses', consultants', and accountants' fees and expenses incurred by an indemnified party as a result or by reason of the indemnifying party's breach of its obligations under this

Agreement or violation of Law, except to the extent that such otherwise Indemnifiable Losses arise as a result or by reason of the indemnified party's breach of its obligations under this Agreement or its violation of Law.

          "Knowledge," when used in the phrase "to the Knowledge" or a similar phrase, shall mean the knowledge of the senior executive officers (including, without limitation, the senior executive officers responsible for Tax matters) of PhyAmerica (with respect to PhyAmerica and the PhyAmerica Subsidiaries, as applicable) after reasonable inquiry of the other executive officers and the directors of PhyAmerica or the senior executive offices of Group and Acquisition, as applicable.

          "Liabilities" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Law" shall mean any federal, state, local or foreign statute, code, law, ordinance, regulation, rule, code, order, reporting requirement or licensing requirement, including, without limitation, the Delaware Act and the NCBCA.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, deed of trust, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Person, pledges to secure deposits and other Liens incurred in the ordinary course of the financial institution business, and (iii) Liens which do not materially impair the use of, title to, or the ability to sell or transfer for fair value the Assets subject to such Lien.

          "Material Adverse Event" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Event" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed Consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.

          "Merger" shall have the meaning set forth in the Preamble to this Agreement.

          "Merger Consideration" shall have the meaning set forth in Section 3.1(a).

          "Nasdaq" means The Nasdaq Stock Market, Inc. and its Subsidiaries.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "NCBCA" shall mean the North Carolina Business Corporation Act.

          "NC SecState" shall mean the Secretary of State of the State of North Carolina.

          "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property; provided, however, that with respect to any Operating Property in which a

Party or one of its Subsidiaries holds a security interest only and of which it is neither the owner nor an operator, all representations, warranties, covenants and disclosures in this Agreement, or provided pursuant to this Agreement, shall be to the Knowledge of such Party (and its applicable Subsidiary).

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Ordinary Course of Business" shall mean the ordinary course of business of the Party or its Subsidiary or Subsidiaries respecting which this term is used, conducted in the same manner as theretofore conducted during the two (2) year period preceding the date of this Agreement and consistent with such Party's or Subsidiary's past policies, practices, and methods (including with respect to quantity and frequency) in effect during such two year period.

          "OTCBB" shall mean the Over-the-Counter Bulletin Board administered by the Nasdaq.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "PCBs" shall have the meaning set forth in Section 5.22(c) of this Agreement.

          "Party" shall mean either PhyAmerica or Group and Acquisition, and "Parties" shall mean all of the foregoing.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of Person or its securities, Assets, or business.

          "Person" shall mean an individual, a partnership, a corporation, a commercial bank, an industrial bank, a savings association, a savings bank, a limited liability company, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "PhyAmerica" shall have the meaning set forth in the Preamble to this Agreement.

          "PhyAmerica Benefit Plans" shall have the meaning set forth in Section 5.12(a) of this Agreement.

          "PhyAmerica Common Stock" shall have the meaning set forth in the Preamble to this Agreement.

          "PhyAmerica Financial Statements" shall mean (i) the audited consolidated balance sheets of PhyAmerica as of December 31, 2000 and 1999 and the related audited consolidated statements of income, stockholders' equity and cash flows (including related notes, schedules, if any, and independent auditors' reports) for each of the years ended December 31, 2000, 1999 and 1998, as have been Previously Disclosed, (ii) the unaudited consolidated balance sheet of PhyAmerica as of June 30, 2001 and the related unaudited consolidated statements of income, stockholders' equity and cash flows (including related notes, schedules, if any, for the quarter ended June 30, 2001 to be delivered to Group, and (iii) PhyAmerica's unaudited consolidated balance sheet (including related notes and schedules, if any) and the related unaudited consolidated statements of income, stockholders' equity and cash flows for each three-month period ended subsequent to June 30, 2001 as have been or will be provided to Acquisition prior to the Effective Time.

          "PhyAmerica Non-Voting Stock" shall have the meaning set forth in the Preamble to this Agreement.

          "PhyAmerica Options Plans" shall mean PhyAmerica's 1991 Incentive Stock Option Plan, Independent Directors' Stock Option Plan, 1987 Nonqualified Stock Option Plan, 1991 Stock Option Plan, and Deferred Compensation Plan for Outside Directors, and all stock option plans and other plans providing for options to acquire PhyAmerica Common Stock adopted or assumed by PhyAmerica.

          "PhyAmerica Pension Plan" shall have the meaning set forth in Section 5.12(b) of this Agreement.

          "PhyAmerica Preferred Stock" shall mean the authorized, but unclassified, Preferred Stock, and the Junior Participating Preferred Stock.

          "PhyAmerica Retirement Plan" shall mean PhyAmerica's 401(k) Plan.

          "PhyAmerica SEC Reports" shall have the meaning set forth in Section 5.5(a) of this Agreement.

          "PhyAmerica Stock Options" shall mean all options to acquire PhyAmerica Common Stock under the PhyAmerica Options Plans.

          "PhyAmerica Stock Purchase Plan" shall mean PhyAmerica's Amended and Restated Employee Stock Purchase effective January 1, 2001.

          "PhyAmerica Subsidiaries" shall mean all Subsidiaries of PhyAmerica and all Subsidiaries of PhyAmerica's Subsidiaries, direct or indirect, existing as of the date of this Agreement and as of the Effective Time.

          "Plan of Merger" shall have the meaning set forth in Section 2.3 of this Agreement.

          "Preferred Rights" shall mean outstanding Rights to acquire Junior Participating Cumulative Preferred Stock of PhyAmerica under the Rights Agreement between PhyAmerica and First Union National Bank (now Wachovia Bank) dated as of February 26, 1995 and as subsequently amended (the "Rights Agreement").

          "Previously Disclosed" shall mean, as to PhyAmerica and the PhyAmerica Subsidiaries, all information disclosed in a letter delivered by PhyAmerica to Acquisition and all information set forth in any PhyAmerica SEC Report filed by PhyAmerica prior to the date of this Agreement, and, as to Group and Acquisition, all information disclosed in a letter delivered by Group and Acquisition to PhyAmerica, in each case (except with respect to the aforesaid PhyAmerica SEC Reports) making such disclosure specifically referring to this Agreement and arranged in sections, subsection, and items corresponding to the Sections, subsections and items of this Agreement applicable thereto, which letters have been delivered on or before the second business day preceding the date of this Agreement.

          "Prohibited Transaction" shall have the meaning set forth in ERISA
Section 406 and Tax Code Section 4975.

          "Proxy Statement" shall have the meaning set forth in Section 7.8 of this Agreement.

          "Public Shareholders" shall have the meaning set forth in the Preamble to this Agreement.

          "Regulatory Agreement" shall have the meaning set forth in Section 5.11(b) of this Agreement.

          "Regulatory Approvals" shall have the meaning set forth in Section 2.3 of this Agreement.

          "Regulatory Authorities" shall mean, collectively, the SEC, the Nasdaq, the United States Department of Justice and all other federal, state, county, local, or other governmental or regulatory agencies, other governmental authorities and authorities having delegated regulatory authority (including self-regulatory organizations), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "Reportable Event" shall have the meaning set forth in ERISA Section 4043.

     "Reserves" shall have the meaning set forth in Section 5.9 of this Agreement.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights or by which a Person is or may be bound to pay cash by reference to the value, or any increase in the value, of shares of the capital stock of such Person.

     "Rights Agreement" shall have the meaning set forth in the definition of Preferred Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Document" shall mean any registration statement, proxy statement, form, document, report, notice or other filing filed by a Person or any Subsidiary of a Person with the SEC pursuant to the Securities Laws.

     "Securities Laws" shall have the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall have the meaning set forth in Section 7.9 of this Agreement.

     "Significant Contract" shall mean (a) any Contract which evidences or secures indebtedness of a Party (other than a deposit) with a balance outstanding of $100,000 or more, which cannot be redeemed or prepaid at the option of such Person for an amount which, when added to the outstanding principal balance, would be less than $100,000, (b) any Contract, except a lease of real or personal property, to which such Party is a party or by which it is bound, if (i) such Contract was not made in the Ordinary Course of Business by such Party, or (ii) the performance or nonperformance of such contract could either (X) increase the Liabilities or decrease the Assets of the Party, or (Y) decrease the income or increase the expenses of such Party, in each case by $100,000 or more over the remaining term of the Contract, exclusive of all optional renewal periods and extensions of the term; provided, however, that any such Contract shall not be deemed to be a Significant Contract in the event such Party has the contractual right to terminate the Contract in question on 30 days' notice or less, without incurring a penalty or premium in excess of $100,000. It is understood that Significant Contracts do not include loans or commitments to fund loans or to extend credit.

          "Significant Lease" shall mean (a) any lease of real or personal property, or any sublease of real property, by a Party, as lessee, pursuant to which such Party reasonably anticipates the payment of aggregate rent, Taxes, insurance, utilities (if applicable) and other charges in excess of $100,000 over the remaining term of the lease, exclusive of all optional renewal periods and optional extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $100,000); or (b) any lease of real or personal property, or any sublease of real property, by such Party, as lessor, pursuant to which such Party reasonably anticipates the collection of aggregate rent in excess of $100,000 over the remaining term of the lease, exclusive of all optional renewal periods and extensions of the term (provided, however, that any such lease shall not be deemed a Significant Lease in the event that such Party has the contractual right to terminate the lease in question on 30 days' notice or less, without incurring a penalty or premium in excess of $100,000).

     "Subsidiaries" shall mean all those non-natural Persons of which the Person in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such Person the equity securities of which are owned or controlled in a fiduciary capacity),
(ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a manager or a managing member, or
(iv) otherwise has the ability to elect a majority of the directors, trustees, managers, or managing members thereof.

     "Surviving Corporation" shall have the meaning set forth in the Preamble to this Agreement.

          "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, any amendment thereof, and any such document of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          Other terms used herein are defined elsewhere in this Agreement.


                                  ARTICLE II
                     THE MERGERS AND RELATED TRANSACTIONS

          2.1 The Merger. Subject to the terms and conditions of this Agreement, Acquisition shall be merged with and into PhyAmerica, with PhyAmerica as the Surviving Corporation and with the effect set forth in Section 252 of the Delaware Act and Section 55-11-06 of the NCBCA. The Certificate of Incorporation and Bylaws of PhyAmerica and the officers of PhyAmerica shall be those of the Surviving Corporation. As of the Effective Time, the directors of PhyAmerica shall resign and their successors shall be those elected by the shareholder of the Surviving Corporation.

          2.2 Time and Place of Closing. The closing of the Merger and the other transactions contemplated hereby (the "Closing") will take place at the principal offices of Brooks, Pierce McLendon, Humphrey & Leonard, LLP, Suite 2000, 230 North Elm Street, Greensboro, North Carolina at 11:00 o'clock, a.m., on the date that the Effective Time occurs, or at such other prior time, and at such place, as may be mutually agreed upon by PhyAmerica, Group and Acquisition (the "Closing Date").

          2.3 Effective Time. Subject to the terms and conditions of this Agreement, the Merger shall become effective on the later of the date and at the time (the "Effective Time") on which Articles of Merger containing a Plan of Merger in substantially the form of Appendix A hereto (the "Plan of Merger") and the other provisions required by, and executed in accordance with, Section 252 of the Delaware Act and Section 55-11-05 of the NCBCA (the "Articles of Merger") shall have been accepted for filing by (a) the Delaware SecState and (b) the NC SecState, or such later date and time as may be specified in the Articles of Merger. Unless otherwise mutually agreed upon by PhyAmerica and Group and Acquisition, subject to the terms and conditions hereof, the Effective Time shall occur on the first business day following the last to occur of (i) the date that is 30 days after the date of the effective date of the last required Order or Consent of a Regulatory Authority approving or exempting the Merger (the "Regulatory Approvals"), (ii) the expiration of all required waiting periods after the filing of notices with, or the receipt of Regulatory Approvals from, all Regulatory Authorities required for consummation of the Merger and
(iii) the date on which the shareholders of PhyAmerica approve and adopt this Agreement and the transactions contemplated hereby. The separate corporate existence of Acquisition shall thereupon cease, and PhyAmerica shall be the Surviving Corporation.

          2.4 Subsequent Actions. If, at any time after the Effective Time, PhyAmerica shall consider or be advised that any corporate or regulatory filings, regulatory approvals, deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record, or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights or Assets of the Parties acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, and file, if required in the name and on behalf of each of the Parties or otherwise, all such corporate or regulatory filings, deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Parties or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights or Assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                  ARTICLE III
                          MANNER OF CONVERTING SHARES

     3.1  Conversion of Shares.

          (a) Subject to the provisions of this Article III and except as otherwise provided in Section 3.1(b), at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each of the shares of PhyAmerica Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive cash in the amount of $.15, without interest ("Merger Consideration").

          (b) The shares of any shareholder of PhyAmerica who makes a demand for appraisal rights and perfects such demand under applicable provisions of the Delaware Act, who neither votes for or consents to the Merger and who does not withdraw such demand for appraisal shall not be converted into and become a right to receive the Merger Consideration but shall be converted into the right to receive the fair value of such shares in cash, with interest as provided by law, as determined under applicable provisions of the Delaware Act ("Dissenting Shares"). From and after the Effective Time, no holder of Dissenting Shares shall be entitled to vote or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to shareholders of PhyAmerica of record at a date prior to the Effective Time).

          (c) Each of the shares of common stock of Acquisition outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become a share of PhyAmerica Common Stock.

     3.2 Conversion of Options. At the Effective Time, each PhyAmerica Stock Option, whether or not then exercisable, shall be converted into and become the right to receive the Merger Consideration less the exercise price of such PhyAmerica Stock Option. To the extent the exercise price of any PhyAmerica Stock Option is greater than the Merger Consideration, and each such PhyAmerica Stock Option shall be deemed cancelled as of the Effective Time.

     3.3 Anti-Dilution Provisions. Except for the issuance of PhyAmerica Common Stock pursuant to the exercise of PhyAmerica Stock Options, in the event that PhyAmerica changes the number of shares of PhyAmerica Common Stock, PhyAmerica Non-Voting Stock, or PhyAmerica Preferred Stock issued and outstanding between the date hereof and the Effective Time or grants additional PhyAmerica Stock Options or other Rights to acquire capital stock of PhyAmerica between the date hereof and the Effective Time, either the Merger Consideration shall be proportionately adjusted or Group and Acquisition may exercise their rights under Article X if they so elect.

     3.4 Transfers. At the Effective Time, the stock transfer books of PhyAmerica shall be closed as to holders of PhyAmerica Common Stock immediately prior to the Effective Time and no transfer of PhyAmerica Common Stock by any such holder shall thereafter be made or recognized except as provided in Section 3.1(a). If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to First Union National Bank, acting as the conversion agent for PhyAmerica Common Stock (the "Conversion Agent"), such certificates shall be canceled and converted into the right to receive the Merger Consideration as provided in this Agreement.

     3.5 Merger Consideration. At or immediately prior to the Effective Time, Group shall provide to the Conversion Agent (or Paying Agent) cash that will be sufficient to permit the Conversion Agent (or Paying Agent) to make the aggregate Merger Consideration available for use by it as provided herein.

                                  ARTICLE IV
                             CONVERSION OF SHARES

          4.1 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Conversion Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of PhyAmerica Common Stock shall pass, only upon proper delivery of such certificates to the Conversion Agent) to the former shareholders of PhyAmerica other than holders of Dissenting Shares. After the Effective Time, each holder of shares of PhyAmerica Common Stock issued and outstanding immediately prior to the Effective Time shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Conversion Agent and promptly upon surrender shall receive in exchange therefor the Merger Consideration provided for in this Agreement. The Surviving Corporation shall not be obligated to deliver the Merger Consideration to which any former holder of PhyAmerica Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of PhyAmerica Common Stock for exchange as provided in this
Article IV. Any certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer Tax stamps to the certificate surrendered, shall provide funds for their purchase or for any transfer or other Taxes required by reason of the delivery of such certificate, or shall establish to the satisfaction of the Conversion Agent that such Taxes have been paid or are not payable. In the event any certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to ownership of such certificate by the Person claiming such certificate to be lost, stolen or destroyed and the receipt by the Conversion Agent of appropriate and customary indemnification, the Conversion Agent will pay the cash consideration required by this Agreement to such Person in respect of the shares of PhyAmerica Common Stock represented by such certificate for such lost, stolen or destroyed certificate. Approval of this Agreement, the Plan of Merger, and the transactions contemplated herein by the shareholders of PhyAmerica shall constitute ratification of the appointment of the Conversion Agent.

          4.2 Abandoned Property. Any portion of the Merger Consideration made available to the Conversion Agent under Article III that remains unclaimed by holders of PhyAmerica Common Stock six (6) months after the Effective Time shall be returned within ten (10) days thereafter, without further request or action, to the Surviving Corporation, and any such holder who has not exchanged his shares of PhyAmerica Common Stock as provided in this Article IV prior to that time shall thereafter look only to the Surviving Corporation for payment of Merger Consideration in respect of such shares.

          Any other provision of this Agreement notwithstanding, none of the Parties, the Surviving Corporation, the Conversion Agent or any Affiliate of the foregoing shall be liable to a holder of PhyAmerica Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.


                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF PHYAMERICA

          PhyAmerica represents and warrants to Group and Acquisition as follows:

          5.1 Organization, Standing, and Authority. PhyAmerica is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. PhyAmerica has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement. Except as Previously Disclosed, PhyAmerica has in effect all Permits necessary for it to own or lease its Assets and to carry on its business as now conducted.

     5.2  Capital Stock.

          (a) The authorized capital stock of PhyAmerica consists of (i) 100,000,000 shares of PhyAmerica Common Stock of which 43,694,987 shares were issued and outstanding on date of this Agreement, 2001; (ii) 100,000,000 shares of PhyAmerica Non-Voting Stock, none of which shares are issued and outstanding on the date of this Agreement, and (iii) 10,000,000 shares of Preferred Stock without classification, none of which are issued and outstanding on the date of this Agreement; and 500,000 shares of Junior Participating Preferred Stock, none of which shares of PhyAmerica Preferred Stock were issued and outstanding on date of this Agreement. All of the issued and outstanding shares of PhyAmerica Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of PhyAmerica Common Stock has been issued in violation of any preemptive Rights. Except for the PhyAmerica Stock Options and the Preferred Rights, there are no other shares of capital stock or other equity securities of PhyAmerica outstanding and no Rights relating to the capital stock of PhyAmerica. There are outstanding PhyAmerica Stock Options to acquire no more than ______ shares of PhyAmerica Common Stock. PhyAmerica has reserved a total of 9.5 million shares of PhyAmerica Common Stock with respect to the PhyAmerica Option Plans.

          (b) The PhyAmerica Common Stock is duly registered under the 1934 Act and transactions therein are quoted on the OTCBB. The PhyAmerica Common Stock is not subject to any restrictions as to transfer thereof (exclusive of restrictions respecting shares of PhyAmerica Common Stock held by its directors, officers or other "affiliates" imposed in accordance with the Securities Laws). Except as Previously Disclosed, as of the date hereof, no Person is a beneficial owner of, or has a Right to own beneficially, five percent (5%) or more of the PhyAmerica Common Stock. For purposes of this Section 5.2, the term "beneficial owner" shall have the meaning provided in Rule 13d-3 of the rules and regulations of the SEC as in effect on the date hereof.

     5.3  PhyAmerica Subsidiaries.

          (a) Each of the PhyAmerica Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the state or other jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event, and (iii) has all requisite corporate power and authority to, and, except as Previously Disclosed, has in effect all Permits necessary for it to, carry on its business as now conducted and to own, lease and operate its Assets and business. Other than the PhyAmerica Subsidiaries, PhyAmerica neither owns nor controls five percent (5%) or more of the outstanding equity securities, either directly or indirectly, of any Person.

          (b) PhyAmerica is the direct, record and beneficial owner of 100% of the outstanding shares of the capital stock of each of the PhyAmerica Subsidiaries which are its direct subsidiaries, and the PhyAmerica's direct Subsidiaries are the direct, record and beneficial owners of 100% of the outstanding shares of capital stock of each of the PhyAmerica Subsidiaries which are indirect Subsidiaries of PhyAmerica. All of the shares of capital stock of each of the PhyAmerica Subsidiaries are fully paid and nonassessable and are owned by PhyAmerica or another PhyAmerica Subsidiary free and clear of any Lien other than as previously disclosed. No equity securities of any PhyAmerica Subsidiary are or may become required to be issued or sold (other than to PhyAmerica or another PhyAmerica Subsidiary) under any Rights.

     5.4  Authorization of Merger

          (a) The execution and delivery of this Agreement by PhyAmerica and the consummation of the transactions contemplated hereby to which it is a party have been duly and validly authorized by all necessary corporate action in respect thereof on the part of PhyAmerica subject to the approval of the shareholders of PhyAmerica to the extent required by applicable Law. This Agreement, subject to such PhyAmerica shareholder approval and Regulatory Approvals, represents a legal, valid and binding obligation of PhyAmerica enforceable against PhyAmerica in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by PhyAmerica, nor the consummation by it of the transactions contemplated hereby to which it is a party, nor compliance by it with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or

Bylaws of PhyAmerica or any PhyAmerica Subsidiary or any resolutions adopted by the Board of Directors of PhyAmerica or any PhyAmerica Subsidiary, (ii) constitute or result in a Default under, or require any Consent pursuant to, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any Asset of PhyAmerica or any PhyAmerica Subsidiary under any Contract or Permit of PhyAmerica or any PhyAmerica Subsidiary, or (iii) subject to receipt of all requisite shareholder approvals, Consents and Regulatory Approvals, violate any Law or Order applicable to PhyAmerica or any PhyAmerica Subsidiary or any of their respective Assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws and the rules and regulations of the Nasdaq and its Subsidiaries, (ii) Consents required from Regulatory Authorities, (iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iv) filings of the Articles of Merger with the Delaware SecState and the NC SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by PhyAmerica of the Merger, or the other transactions contemplated in this Agreement.

     5.5  SEC Filings; Financial Statements.

          (a) PhyAmerica has filed and made available to Group and Acquisition all SEC Documents required to be filed by PhyAmerica since December 31, 1998 (the "PhyAmerica SEC Reports"). The PhyAmerica SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such PhyAmerica SEC Reports or necessary in order to make the statements in such PhyAmerica SEC Reports, in light of the circumstances under which they were made, not misleading. No PhyAmerica Subsidiary is registered or operates as a broker, dealer, or investment advisor, and no PhyAmerica Subsidiary is required to file any SEC Documents.

          (b) PhyAmerica (i) has delivered (or will deliver, when issued) to Group and Acquisition copies of the PhyAmerica Financial Statements. The PhyAmerica Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or will be in accordance with the books and records of PhyAmerica, which are or will be complete and accurate in all material respects and which have been or will have been maintained in accordance with good business practices, (ii) comply or will comply when issued in all material respects with the requirements of the Securities Laws and the rules and regulations of the SEC promulgated under the Securities Laws, (iii) present or will present fairly in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of PhyAmerica as of the dates and for the periods indicated, in accordance with GAAP, subject in the case of interim financial statements to normal recurring year-end adjustments which were not or, to the Knowledge of PhyAmerica, are not expected to be material in amount, and (iv) with respect to the PhyAmerica Financial Statements as of and for the years ended December 31, 2000, December 31, 1999 and December 31, 1998, have been, and with respect to the PhyAmerica Financial Statements as of and for the year ended December 31, 2001 will be, audited and reported upon by independent certified public accountants.

     5.6  Books and Corporate Records.

          (a) Except as Previously Disclosed, the books of account of PhyAmerica and the PhyAmerica Subsidiaries have been maintained in substantial compliance with all applicable legal and accounting requirements and in such manner as to reflect accurately their respective items of income and expense and all of their respective Assets, Liabilities and stockholders' equity. Except as Previously Disclosed, PhyAmerica and the PhyAmerica Subsidiaries have filed all material reports and returns, including Tax Returns, required by any Law to be filed and have duly paid or accrued on their respective books of account all Taxes and charges due pursuant to such reports and returns, or assessed against any of them, including, without limitation, all such reports, statements and assessments which PhyAmerica or PhyAmerica Subsidiary is required to have filed or paid pursuant to all Laws, none of which reports, returns, statements or assessments has been the subject of any material objection by the Regulatory Authority with which filed.

          (b) The minute books of PhyAmerica and each PhyAmerica Subsidiary accurately reflect in all material respects the corporate actions which its shareholders and Board of Directors, and all committees thereof, have taken during the time periods covered by such minute books. Such minute books have been or will be made available to Acquisition and its representatives.

     5.7 Absence of Undisclosed Liabilities. Except as Previously Disclosed or reflected in any PhyAmerica SEC Report filed since December 31, 2000, and prior to the date hereof, since December 31, 2000, neither PhyAmerica nor any PhyAmerica Subsidiary has incurred or paid any Liability which could constitute a Material Adverse Event.

     5.8  Tax Matters.

          (a) Except as Previously Disclosed, all Tax Returns required to be filed by or on behalf of PhyAmerica or any PhyAmerica Subsidiary have been timely filed, or requests for extensions have been timely filed and granted and have not expired, for periods ending on or before January 1, 2001, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes due under such Tax Returns have been paid. Except as Previously Disclosed, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any material amount of Taxes. All Taxes due from PhyAmerica or any PhyAmerica Subsidiary with respect to completed and settled examinations or concluded Tax litigation have been paid.

          (b) Except as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

          (c) Adequate provision for any Taxes due or to become due from PhyAmerica or any PhyAmerica Subsidiary for any period or periods through and including December 31, 1999, has been made and is reflected in the December 31, 2000 consolidated financial statements of PhyAmerica included in the PhyAmerica Financial Statements.

          (d) Deferred Taxes of PhyAmerica and each PhyAmerica Subsidiary have been provided for in the PhyAmerica Financial Statements in accordance with GAAP.

          (e) PhyAmerica and each of the PhyAmerica Subsidiaries is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Tax Code Section 3406, except for such instances of noncompliance and such omissions as are not reasonably likely to constitute a Material Adverse Event.

          (f) Neither PhyAmerica nor any PhyAmerica Subsidiary has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 162(m) or 280G of the Tax Code.

          (g) There has not been an ownership change, as defined in Tax Code
Section 382(g), of PhyAmerica or any PhyAmerica Subsidiary that occurred during or after any taxable period in which PhyAmerica and the PhyAmerica Subsidiaries incurred a net operating loss that carries over to any taxable period ending after December 31, 2000.

          (h) Neither PhyAmerica nor any PhyAmerica Subsidiary has or has had in any foreign country a permanent establishment, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

     5.9 Reserves. The reserves for accounts receivable under fee-for-service contracts (the "Reserves") shown on the consolidated statements of financial condition of PhyAmerica as of June 30, 2001 included in the PhyAmerica Financial Statements were, and the Reserves shown on the consolidated statements of financial condition of PhyAmerica as of dates subsequent to the execution of this Agreement included in the PhyAmerica

Financial Statements will be, in each case as of the dates thereof, in the opinion of management of PhyAmerica, adequate to provide for losses relating to such accounts receivable.

     5.10 Assets. Except as Previously Disclosed, PhyAmerica and each PhyAmerica Subsidiary has good and marketable title to all its material Assets, including, but not limited to, all material Assets reflected in the consolidated balance sheet of PhyAmerica as of December 31, 2000 included in the PhyAmerica Financial Statements or reflected in the notes thereto, and all Assets purchased by PhyAmerica or a PhyAmerica Subsidiary since such date, except for such Assets which have been sold or otherwise disposed of in the Ordinary Course of Business, are in each case free and clear of all Liens, except for (a) Liens Previously Disclosed, (b) zoning ordinances, easements of record, permits and other restrictions or limitations on the use of real property which do not materially detract from the value of, or impair the use of, such property by PhyAmerica or a PhyAmerica Subsidiary in the operation of its business, (c) Liens for current Taxes on property not yet due, and (d) Liens which do not materially affect the operation of the business of PhyAmerica or a PhyAmerica Subsidiary. PhyAmerica has Previously Disclosed all material Assets which have been purchased or disposed of by PhyAmerica or a PhyAmerica Subsidiary since December 31, 2000. PhyAmerica has Previously Disclosed all business locations of PhyAmerica and the PhyAmerica Subsidiaries, including whether such locations are owned or leased and a statement of when such locations were first occupied by PhyAmerica or a PhyAmerica Subsidiary.

     5.11  Compliance with Laws.

           (a) Except as Previously Disclosed, PhyAmerica and each PhyAmerica Subsidiary is in compliance in all material respects with all Laws, any Regulatory Agreements and its internal policies and procedures.

           (b) Except as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary has received any notification or communication from, or consented to, entered into or been subjected to any Order with, any Regulatory Authority, (i) asserting that it is not in substantial compliance with any of the Laws which such Regulatory Authority has promulgated or enforces, or the internal policies and procedures of such company, (ii) threatening to revoke any Permit, (iii) requiring or threatening to require it, or indicating that it may be required, to enter into a cease and desist Order restricting or limiting or purporting to restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner its operations, including, without limitation, any restriction on the payment of dividends (any such notification, communication, memorandum, agreement or order described in this sentence herein referred to as a "Regulatory Agreement"). True and correct copies of all Regulatory Agreements, if any, have been or will be delivered to Group and Acquisition by PhyAmerica.

           (c) Neither PhyAmerica nor any PhyAmerica Subsidiary :

                    (i) is in Default under any of the provisions of its certificate or articles of incorporation or bylaws (or other governing instruments); or

                    (ii) is in Default under any Orders applicable to its
               business or employees conducting its business.

     5.12  Employee Benefit Plans.

           (a) PhyAmerica has Previously Disclosed, and has delivered to Group and Acquisition true and correct copies in each case of, all pension, retirement, profit-sharing, supplemental retirement, deferred compensation, stock appreciation right, stock option, employee stock ownership, employee stock purchase, severance pay, vacation, bonus, or other incentive plan, all other written or unwritten employee programs or Contracts, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by PhyAmerica, any PhyAmerica Subsidiary or any ERISA Affiliate thereof for the benefit of current or former officers or employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate, including all amendments thereto adopted and effective since the most recent restatement thereof (collectively, the "PhyAmerica Benefit Plans"). In addition, PhyAmerica has delivered to Group and Acquisition (i) with respect to each PhyAmerica Benefit Plan, including any amendment thereto, the most recent determination letter, if any, issued by the IRS, (ii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any PhyAmerica Benefits Plan with respect to the most recent three plan years, and (iii) the most recent summary plan descriptions (and any material modifications thereto). Any of the PhyAmerica Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "PhyAmerica ERISA Plan." Each PhyAmerica ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Tax Code) is referred to herein as a "PhyAmerica Pension Plan." No PhyAmerica Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) All PhyAmerica Benefit Plans and any related trusts, to the extent applicable, are in compliance with the applicable terms of ERISA, the Tax Code, any other applicable Laws, and the written terms of such PhyAmerica Benefit Plans, the breach or violation of which are reasonably likely to constitute a Material Adverse Event with respect to PhyAmerica. Neither PhyAmerica nor any PhyAmerica Subsidiary has received notice from any governmental authority, including the IRS, questioning or challenging such compliance. Each PhyAmerica ERISA Plan which is intended to be qualified under Section 401(a) of the Tax Code has received a favorable determination letter from the IRS, and PhyAmerica is not aware of any circumstances likely to result in revocation of any such favorable determination letter. Neither PhyAmerica nor any PhyAmerica Subsidiary has engaged in a transaction with respect to any PhyAmerica Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject PhyAmerica or any PhyAmerica Subsidiary to a Tax imposed by either Section 4975 of the Tax Code or Section 502(i) of ERISA in amounts which are reasonably likely to constitute a Material Adverse Event with respect to PhyAmerica.

          (c) No PhyAmerica Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuations. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any PhyAmerica Pension Plan, (ii) no change in the actuarial assumptions with respect to any PhyAmerica Pension Plan, and
(iii) no increase in benefits under any PhyAmerica Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to constitute a Material Adverse Event or materially adversely affect the funding status of any such plan. Neither any PhyAmerica Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by PhyAmerica or any PhyAmerica Subsidiary, or the single-employer plan of any entity which is considered one employer with PhyAmerica under Section 4001 of ERISA or Section 414 of the Tax Code or Section 302 of ERISA (an "ERISA Affiliate") has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Tax Code or Section 302 of ERISA, which is reasonably likely to constitute a Material Adverse Event. Neither PhyAmerica nor any PhyAmerica Subsidiary has provided, or is required to provide, security to a PhyAmerica Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Tax Code.

          (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by PhyAmerica or any PhyAmerica Subsidiary with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to constitute a Material Adverse Event with respect to PhyAmerica. Neither PhyAmerica nor any PhyAmerica Subsidiary has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to constitute a Material Adverse Event. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any PhyAmerica Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (e) Neither PhyAmerica nor any PhyAmerica Subsidiary has any Liability for retiree health and life benefits under any of the PhyAmerica Benefit Plans and there are no restrictions on the rights of PhyAmerica or any PhyAmerica Subsidiary to amend or terminate any such retiree health or benefit plan without incurring any Liability thereunder, which Liability is reasonably likely to constitute a Material Adverse Event with respect to PhyAmerica.

          (f) Except as disclosed in PhyAmerica SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of PhyAmerica or any PhyAmerica Subsidiary from PhyAmerica or any PhyAmerica Subsidiary under any PhyAmerica Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any PhyAmerica Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to constitute a Material Adverse Event with respect to PhyAmerica.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of PhyAmerica or any PhyAmerica Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Tax Code or Section 302 of ERISA, have been fully reflected on the PhyAmerica Financial Statements to the extent required by and in accordance with GAAP.

          (h) There are no unresolved claims or disputes under the terms of, or in connection with, the PhyAmerica Benefit Plans other than claims for benefits which are payable in the Ordinary Course of Business, and no Action has been commenced with respect to any PhyAmerica Benefit Plan.

          (i) All PhyAmerica Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the PhyAmerica Benefit Plans are correct and complete in all material respects, and there have been no changes in the information set forth therein.

          (j) All Liabilities of PhyAmerica or any PhyAmerica Subsidiary arising out of or related to PhyAmerica Benefit Plans are reflected in the PhyAmerica Financial Statements in accordance with GAAP.

          (k) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such PhyAmerica Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Tax Code
Section 4980B have been met with respect to each such PhyAmerica Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

          (l) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such PhyAmerica Benefit Plan which is a PhyAmerica ERISA Plan.

     5.13 Commitments and Contracts. Except as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary is a party or subject to any of the following:

          (a) any employment Contract (including any Contracts with respect to severance or termination pay Liabilities or fringe benefits) with any present or former officer, director, employee or spouse thereof, including in any such Person's capacity as a consultant;

          (b) any labor Contract with any labor union;

          (c) any Contract which limits its ability to compete in any line of business or which involves any restriction of the geographic area in which it may carry on its business (other than as may be required by law or applicable Regulatory Authorities), or which would restrict in any way the ability of the Surviving Corporation to so compete; or

          (d) any Significant Contract or Significant Lease.

          5.14 Material Contract Defaults. Except as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary is, and none of them has received any notice or has any Knowledge that any other party is, in Default in any respect under any Contract to which PhyAmerica or any PhyAmerica Subsidiary is a party or by which PhyAmerica or any PhyAmerica Subsidiary or the respective Assets, business or operations may be bound or affected or under which it or its Assets, business or operations receives benefits, except for those Defaults which would not constitute a Material Adverse Event, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a Default.

          5.15 Legal Proceedings. Except as Previously Disclosed, there are no Actions instituted or pending or, to the Knowledge of PhyAmerica, threatened against PhyAmerica or any PhyAmerica Subsidiary, or against any Asset of PhyAmerica or any PhyAmerica Subsidiary, that if decided adversely to it could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither PhyAmerica nor any PhyAmerica Subsidiary is subject to any Order that could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

          5.16 Absence of Certain Changes or Events. Since June 30, 2001, except (i) as disclosed in any PhyAmerica SEC Report filed since June 30, 2001 and prior to the date hereof or (ii) as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary has (A) failed to operate in the Ordinary Course of Business, (B) suffered any change that could constitute a Material Adverse Event, (C) incurred any material Liabilities or engaged in any material transaction or entered into any material Contract outside of the Ordinary Course of Business, (D) increased the salaries, compensation or general benefits payable to its directors or employees other than in the Ordinary Course of Business, (E) suffered any loss, destruction or damage to any of its Assets that could constitute a Material Adverse Event, (F) made a material acquisition or disposition of any Assets or entered into any Significant Contract or Significant Lease other than in the Ordinary Course of Business, or (G) taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of PhyAmerica provided in Article VII.

          5.17 Reports. Since December 31, 1998, PhyAmerica has filed all reports and statements, together with all amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. A copy of each such report or document has been delivered to Group and Acquisition. As of their respective dates, each such report or document complied in all material respects with applicable Laws enforced or promulgated by the respective Regulatory Authorities, and no such report contained any information that was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

          5.18 Insurance. PhyAmerica and each PhyAmerica Subsidiary is presently insured, and during each of the past five (5) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of PhyAmerica or such PhyAmerica Subsidiary provide adequate coverage against loss, and the fidelity bonds in effect as to which PhyAmerica and/or a PhyAmerica Subsidiary is a named insured are sufficient for their purpose.

          5.19 Labor. No work stoppage involving PhyAmerica or any PhyAmerica Subsidiary is pending or, to the Knowledge of PhyAmerica, threatened.
PhyAmerica and each PhyAmerica Subsidiary has complied in all material respects with all Laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, and no Person has asserted that PhyAmerica or any PhyAmerica Subsidiary has Liabilities for any arrears or wages or any Taxes or penalties for failure to comply with any of the foregoing. Except as Previously Disclosed, there is no Action by any Person pending or threatened, against PhyAmerica or any PhyAmerica Subsidiary (or any of the employees thereof), involving employment discrimination, sexual harassment, wrongful discharge or similar claims. Employees of PhyAmerica and the PhyAmerica Subsidiaries are not represented by any labor union, and no labor union is attempting to certify a collective bargain unit of any such employees or engaging in any other organizational activity.

          5.20 Material Interests of Certain Persons. Except as Previously Disclosed, no officer or director of PhyAmerica or any PhyAmerica Subsidiary, or any "associate" (as such term is defined in Rule 14a-1 under the 1934 Act) of any such officer or director, has any material interest in any Significant Contract or Significant Lease or any Asset used in or pertaining to the business of PhyAmerica or any PhyAmerica Subsidiary.

          5.21 Registration Obligation. Except as Previously Disclosed, neither PhyAmerica nor any PhyAmerica Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any Contract to register any of its securities or Rights relating thereto under the 1933 Act.

          5.22  Environmental Matters.

                (a) PhyAmerica and each PhyAmerica Subsidiary and their respective Participation Facilities and Operating Properties are, and have been, in compliance with all Environmental Laws and are not subject to Liabilities under Environmental Laws, except for violations and Liabilities which are not reasonably likely to constitute a Material Adverse Event.

                (b) There is no Action pending or, to the Knowledge of PhyAmerica, threatened before any court, governmental agency, or authority or other forum in which PhyAmerica, any PhyAmerica Subsidiary or any of their respective Operating Properties or Participation Facilities has been or, with respect to threatened Action, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by PhyAmerica, any PhyAmerica Subsidiary or any of their respective Operating Properties or Participation Facilities, except for such Action pending or threatened that is not reasonably likely to constitute a Material Adverse Event, nor is there any reasonable basis for any Action of a type described in this sentence, except such as is not reasonably likely to constitute a Material Adverse Event.

                (c) During the period of (i) any PhyAmerica's or any PhyAmerica Subsidiary's ownership or operation of any of their respective current properties, (ii) PhyAmerica's or any PhyAmerica Subsidiary's participation in the management of any Participation Facility, or (iii) PhyAmerica's or any PhyAmerica Subsidiary's holding of a security interest in an Operating Property,
(1) there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, Participation Facilities or Operating Properties,
(2) no Hazardous Materials have been generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material is or has been in use, or is or has been stored or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no polychlorinated biphenyls ("PCBs") are or have been located on or in any such property, Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks are or have been located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event. Prior to the period of (i) PhyAmerica's or any PhyAmerica Subsidiary's ownership or operation of any of their respective current properties, (ii) PhyAmerica's or any PhyAmerica Subsidiary's participation in the management of any Participation Facility, or
(iii) PhyAmerica's or any PhyAmerica Subsidiary's holding of a security interest in an Operating Property, to the Knowledge of PhyAmerica, (1) there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, (2) no Hazardous Materials were generated, treated, stored, or disposed of at, or transported to or from, any such property, Operating Property or Participation Facility at any time, except in compliance with the Environmental Laws, (3) no friable asbestos containing material were used, stored, or disposed of on or upon any such property, Operating Property or Participation Facility, (4) no PCBs were located on or in any such Operating Property or Participation Facility in any form or device, including, without limitation, in the form of electrical transformers, fluorescent light fixtures with ballasts, or cooling oils, except in compliance with the Environmental Laws, and (5) no underground storage tanks were located on any such property, Operating Property or Participation Facility and subsequently removed or filled except in compliance with all Environmental Laws, except such as are not reasonably likely to constitute a Material Adverse Event.

          5.23 Regulatory Approval. Neither PhyAmerica nor any PhyAmerica Subsidiary has taken or agreed to take any action nor does PhyAmerica have any Knowledge of any fact or circumstance that would significantly impede or delay receipt of any Regulatory Approval.

          5.24 Brokers and Finders. Except for the Financial Advisor, neither PhyAmerica, its Board of Directors or any committee thereof, nor any of its officers, directors or employees has employed any broker or finder or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for PhyAmerica in connection with this Agreement or the transactions contemplated hereby.

          5.25 State Takeover Laws. PhyAmerica and each PhyAmerica Subsidiary has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws.

          5.26 Charter Provisions. PhyAmerica and each PhyAmerica Subsidiary has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the certificate or articles of incorporation, bylaws, or other governing instruments of PhyAmerica or any PhyAmerica Subsidiary.

          5.27 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by PhyAmerica, any PhyAmerica Subsidiary or any Affiliate thereof to Acquisition pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information included or to be included by PhyAmerica in the Proxy Statement to be mailed to PhyAmerica's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by PhyAmerica, any PhyAmerica Subsidiary or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of PhyAmerica, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder's Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that PhyAmerica, any PhyAmerica Subsidiary or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF GROUP AND ACQUISITION

          Group and Acquisition each represent and warrant to PhyAmerica as follows:

          6.1 Organization, Standing and Authority. Each of Group and Acquisition is a corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina, and is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where both its ownership or leasing of Assets or the conduct of its business requires it to be so qualified and the failure to do so would constitute a Material Adverse Event. Each of Group and Acquisition has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and business, and to execute, deliver and perform its obligations under this Agreement.

          6.2 Subsidiaries. Acquisition is Group's only Subsidiary. Acquisition has no Subsidiaries.

     6.3  Authorization of Merger and Related Transactions.

          (a) The execution and delivery of this Agreement by Group and Acquisition and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of each of them. This Agreement subject to receipt of all required Regulatory Approvals, represents a legal, valid and binding obligation of Group and Acquisition, enforceable against each of them in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Group and Acquisition, nor the consummation by Group and Acquisition of the transactions contemplated hereby to which it is a party, nor compliance by it with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Articles of Incorporation or Bylaws of either of them or (ii) constitute or result in a Default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon, any Assets of either of them, or (iii) subject to receipt of all required Regulatory Approvals, violate any Law applicable to either of them or any of their respective Assets.

          (c) Other than (i) in connection or compliance with the provisions of applicable Securities Laws, (ii) Consents required from Regulatory Authorities,
(iii) notices to or filings with the IRS or the PBGC with respect to any employee benefit plans, or under the HSR Act, and (iv) filings of the Articles of Merger with the Delaware SecState and the NC SecState, no notice to, filing with or Consent of any public body or authority is necessary for the consummation by Group and Acquisition of the Merger and the other transactions contemplated in this Agreement.

     6.4 Legal Proceedings. Except as Previously Disclosed, there are no Actions, instituted or pending or, to the Knowledge of Group and Acquisition, threatened against Group or Acquisition, or against any of their respective Assets that, if decided adversely to either of them, could constitute a Material Adverse Event or that might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement. Neither Group nor Acquisition is subject to any Order might reasonably be expected to threaten or significantly impede the consummation of the transactions contemplated by this Agreement.

     6.5 Regulatory Approvals. Neither Group nor Acquisition has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would significantly impede or delay receipt of any Regulatory Approval.

     6.6 Brokers and Finders. Neither Group nor Acquisition nor any of their respective officers, directors or employees has employed any broker or finder on a fee basis or incurred any Liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

     6.7 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by Group and Acquisition or any Affiliate of either of them to PhyAmerica pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Group and Acquisition or any Affiliate of either of them for inclusion in the Proxy Statement to be mailed to PhyAmerica's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Group, Acquisition, or any Affiliate of either of them with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of PhyAmerica, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Group, Acquisition or any Affiliate of either of them is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


                                  ARTICLE VII
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

          7.1 Affirmative Covenants of PhyAmerica. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Group and Acquisition shall have been obtained, and except as otherwise expressly contemplated herein, PhyAmerica shall and shall cause each of the PhyAmerica Subsidiaries to (a) operate its business only in the Ordinary Course of Business, (b) preserve intact its business organization and Assets, use its reasonable efforts to retain the services of its officers and key employees, and maintain its rights and franchises, (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, and (d) consult with Group and Acquisition prior to purchasing (or otherwise acquiring), or selling (or otherwise disposing of) any Asset with a cost or book value in excess of $100,000.

          7.2 Negative Covenants of PhyAmerica. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Group and Acquisition shall have been obtained, and except as otherwise expressly contemplated herein, PhyAmerica covenants and agrees that it will not do or agree or commit to do, or permit any PhyAmerica Subsidiary to do or agree or commit to do, any of the following:

               (a) amend its Certificate of Incorporation, Bylaws, or other governing instruments; or

               (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in its Ordinary Course of Business; or

               (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the Ordinary Course of Business under PhyAmerica Benefit Plans), directly or indirectly, any shares, or any securities or any Rights convertible into any shares, of the capital stock of PhyAmerica or any PhyAmerica Subsidiary, or declare or pay any dividend or make any other distribution in respect of PhyAmerica capital stock; or

               (d) except pursuant to the exercise of PhyAmerica Stock Options outstanding as of the date hereof pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any shares of PhyAmerica Common Stock, PhyAmerica Preferred Stock or any other capital stock of PhyAmerica or any PhyAmerica Subsidiary, or any Rights; or

               (e) adjust, split, combine, or reclassify any capital stock of PhyAmerica or any PhyAmerica Subsidiary or issue or authorize the issuance of any Rights or other securities in respect of or in substitution for shares of PhyAmerica Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of PhyAmerica or any PhyAmerica Subsidiary; or

               (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of five years or less, purchase, agree to purchase or otherwise incur an obligation to purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a PhyAmerica Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with the creation of new wholly-owned PhyAmerica Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

               (g) grant any increase in compensation or benefits to the employees or officers of PhyAmerica or any PhyAmerica Subsidiary, except in accordance with its Ordinary Course of Business or as required by Law; pay any retirement or pension allowance not required by a PhyAmerica Benefit Plan; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; and enter into or amend any severance agreements with officers of PhyAmerica or any PhyAmerica Subsidiary; grant any increase in fees or other increases in compensation or other benefits to directors of PhyAmerica or any PhyAmerica Subsidiary; or voluntarily accelerate the vesting of any PhyAmerica Options or other stock-based compensation or employee benefits or other Rights; or

          (h) enter into or amend any employment Contract between PhyAmerica or any PhyAmerica Subsidiary and any Person (unless such amendment is required by Law) that PhyAmerica or any PhyAmerica Subsidiary does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of PhyAmerica or any PhyAmerica Subsidiary or terminate or withdraw from, or amend, any PhyAmerica Benefit Plan other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the Tax qualified status of any such plan, or make any distributions from any PhyAmerica Benefit Plan, except as required by Law, the terms of such PhyAmerica Benefit Plan or in the Ordinary Course of Business; or

          (j) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Action other than in the Ordinary Course of Business, settle any Action involving any Liability of PhyAmerica or any PhyAmerica Subsidiary for material money damages or restrictions upon the operations of PhyAmerica or any PhyAmerica Subsidiary; or

          (l) except in the Ordinary Course of Business, enter into, modify, amend, or terminate any material Contract or waive, release, compromise, or assign any material rights or claims.

     7.3 Covenants of Group and Acquisition. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of PhyAmerica shall have been obtained, and except as otherwise expressly contemplated herein, neither Group nor Acquisition shall take any action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have a material adverse affect on any of the business, material Assets, financial condition or results of operations of such Party, and (ii) would cause or constitute a material breach of any of its representations, warranties, agreements, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, as applicable, such financial statements will fairly present the consolidated financial position of the Party filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

     7.6 Confidentiality. Each Party shall, and shall cause its Affiliates, advisors and representatives to, (i) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other Party which is not otherwise public knowledge, (ii) in the event of the termination of this Agreement return all documents (including copies thereof) obtained hereunder from the other Party, and (iii) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation hereof to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public through no fault of such Party. Each Party acknowledges and agrees that a breach of any of their respective obligations under this Section 7.6 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof, in addition to damages or any other relief available at law, and to recover its reasonable attorneys' fees and expenses incurred in such enforcement.

     7.7 Current Information. During the period from the date of the execution of this Agreement to the Effective Time, each of PhyAmerica and Group and Acquisition shall, and each shall cause its representatives to, confer on a regular and request basis with representatives of the other. Each of PhyAmerica and Group and Acquisition shall promptly notify the other of (i) any material change in its business, material Assets, results of operations or prospects,
(ii) any Actions (or communications indicating that the same may be contemplated) of any Regulatory Authority or Environmental Agency, (iii) the institution or the threat of a material Action involving such Party, or (iv) any event or condition that might be reasonably expected to cause any of such Party's representations or warranties set forth herein not to be true and correct in all material respects as of the Effective Time; and in each case shall keep the other Party fully informed with respect thereto.

     7.8  Proxy Statement; Regulatory Matters.

          (a) None of the information supplied or to be supplied by PhyAmerica or Group or Acquisition for inclusion in the proxy statement to be used by PhyAmerica to solicit any required approval of its shareholders as contemplated by this Agreement (the "Proxy Statement") or any other document to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will contain when filed, or, in the case of the Proxy Statement, when it is first mailed to the shareholders of PhyAmerica, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, including any adjournments thereof, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting.

          (b) PhyAmerica shall (i) with the assistance of Group and Acquisition, prepare and file with the SEC as soon as practicable the Proxy Statement, (ii) use its best efforts to cause the Proxy Statement to include the information requested and present all information as requested, in any comments herein received from the SEC, and (iii) take any action required to be taken under any applicable state securities or "Blue Sky" Laws in connection therewith. Group and Acquisition shall furnish PhyAmerica with all information concerning Group and Acquisition and the holders of the common stock of Group as PhyAmerica may reasonably request in connection with the foregoing.

          (c) Each Party shall cooperate and use its respective best efforts (i) as soon as practicable to prepare all documentation, to effect all filings and to obtain all Regulatory Approvals and all other Permits and Consents of all third parties, Regulatory Authorities and other governmental authorities necessary to consummate the Merger and the other transactions contemplated by this Agreement, and (ii) to cause the Merger and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable. Each Party shall advise one another concerning all filings to be made by it and all other Consents and Permits required to be obtained by it, and shall promptly furnish the other Party with copies of all such filings and all correspondence and other communications in connection with all such filings, Consents, Permits, Orders and all Regulatory Approvals.

     7.9 Shareholder Approval. PhyAmerica shall cause a duly called and noticed meeting of its shareholders to be held as soon as practicable for the purpose of voting upon the Merger (including the Plan of Merger) and related matters (the "Shareholders' Meeting"), PhyAmerica shall prepare the Proxy Statement and mail it to PhyAmerica's shareholders. The Board of Directors of PhyAmerica shall submit for approval of PhyAmerica's shareholders the matters to be voted upon at the Shareholders' Meeting, and shall, subject to its fiduciary obligations, recommend approval of such matters and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval.

     7.10 Delivery of Monthly Financial Statements; Access to Information.

          (a) Within thirty (30) days after the end of each calendar month occurring after the date of this Agreement and prior to the Effective Time, PhyAmerica shall deliver to Group and Acquisition its unaudited monthly consolidated financial statements normally generated by it for such month certified by its Chief Executive Officer. Such financial statements shall fairly present in all material respects the financial condition and results of operations of PhyAmerica on a consolidated basis on the dates and for the periods indicated in accordance with GAAP, subject to normal and recurring year-end audit adjustments.

          (b) From the date of this Agreement until the Effective Time, PhyAmerica will give Group and Acquisition, their counsel, advisors and authorized representatives full access to the offices, Assets, books and records of PhyAmerica and the PhyAmerica Subsidiaries and will instruct its and the PhyAmerica Subsidiaries' employees, counsel, advisors and auditors to cooperate with Group and Acquisition in their investigation of PhyAmerica and the PhyAmerica Subsidiaries; provided that no such investigation shall affect any representation, warranty or covenant given by PhyAmerica in or pursuant to this Agreement.

     7.11 Press Releases. PhyAmerica shall promptly consult with Group and Acquisition as to the form and substance, and prior to the release or issuance, of any press release or other public disclosure materially related to this Agreement, the Merger or any other transaction contemplated hereby. PhyAmerica agrees not to release or issue any such press release or other public disclosure without the approval of Group and Acquisition unless required by law.

     7.12 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. PhyAmerica, Group and Acquisition shall use, and PhyAmerica shall cause each of the PhyAmerica Subsidiaries to use, their best efforts to obtain all Regulatory Approvals and all other Consents and Permits of third parties, including Regulatory Authorities, necessary or, in the reasonable opinion of PhyAmerica, Group and Acquisition, desirable for the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE VIII
                             ADDITIONAL AGREEMENTS

     8.1  Indemnification and Insurance.

          (a) The Surviving Corporation agrees to indemnify, defend and hold harmless Group, Acquisition, PhyAmerica and the PhyAmerica Subsidiaries, and each of the Affiliates and the present and former officers, directors, employees and agents of the foregoing from and against all Indemnifiable Losses to the full extent then permitted under the Delaware Act and the Certificate of Incorporation and Bylaws of the Surviving Corporation, including provisions relating to advances of expenses incurred in the defense of any action or suit.

          (b) The Surviving Corporation shall continue to maintain through their expiration dates, and shall endeavor to continue thereafter, the policies of directors' and officers' liability insurance maintained by PhyAmerica (the "D&O Insurance") covering all Persons who are currently covered by PhyAmerica's D&O Insurance and shall add all Persons who are Affiliates or current or former officers, directors, employees or agents of Group or Acquisition as Persons covered under such D&O Insurance.

          (c) If the Surviving Corporation or any of its respective successors or assigns (i) shall merge into any other Person and shall not be the continuing or surviving corporation or entity of such merger, or (ii) shall transfer all or substantially all of its Assets to any Person, then and in each such case, proper provision shall be made so that such successors and assigns shall assume the obligations set forth in this Section 8.1.

     8.2 Employee Contracts; Employee Benefits. Following the Effective Time, the Surviving Corporation will continue to honor, and will assume and perform in accordance with their terms, all Previously Disclosed employment, severance, deferred compensation, split dollar insurance, salary continuation, consulting and other compensation Contracts between PhyAmerica or any PhyAmerica Subsidiary and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under any PhyAmerica Benefit Plan The employment agreements between certain of PhyAmerica's senior executive officers and PhyAmerica (or certain of senior executive officers of PhyAmerica Subsidiaries and such Subsidiary) may be amended and restated effective as of the Effective Time in the forms mutually agreed upon by the Surviving Corporation or such PhyAmerica Subsidiary and such senior executive officers.


                                  ARTICLE IX
                                  CONDITIONS

     9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) The shareholders of PhyAmerica shall have approved all matters relating to this Agreement, the Plan of Merger and the Merger required to be approved by such shareholders by the votes required under the Delaware Act.

          (b) The Merger and the other transactions contemplated hereby shall have received all Regulatory Approvals, and no such Regulatory Approvals or other required approval shall have imposed any condition or any requirement which would so materially adversely impact the economic benefits of the transactions contemplated by this Agreement as to render inadvisable in the reasonable opinion of the Boards of Directors of either PhyAmerica or Group and Acquisition the consummation of the Merger.

          (c) The Proxy Statement shall have been reviewed by the SEC and authorized for transmittal to PhyAmerica's shareholders.

          (d) No Party shall be subject to any Action which enjoins or prohibits the consummation of the Merger or which could constitute a Material Adverse Event as to PhyAmerica or Group and Acquisition. No Action shall be pending or threatened which seeks to restrain or prohibit the Merger or to obtain any substantial monetary or other relief in connection with this Agreement unless in the reasonable opinion of counsel to the Party wishing to proceed (which opinion shall be satisfactory in substance to the other Party in its reasonable judgment), such Action is likely to be resolved in such a way as to not deprive any Party of any of the material benefits to be derived from the consummation of the Merger or in such a way which would not constitute a Material Adverse Event as to the Party subject thereto.

     9.2 Conditions to the Obligations of PhyAmerica. The obligations of PhyAmerica to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Group and Acquisition set forth in Article VI hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and PhyAmerica shall have received a joint certificate signed by the Presidents of Group and Acquisition to that effect.

          (b) Performance of Obligations. Group and Acquisition shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement prior to the Effective Time, and PhyAmerica shall have received a joint certificate signed by the Presidents of Group and Acquisition to that effect.

          (c) Fairness Opinion. The Special Committee of PhyAmerica's Board of Directors shall have received the written opinion of the Financial Advisor, that the Merger Consideration to be received by the Public Shareholders as a result of the transactions contemplated by this Agreement is fair to such shareholders from a financial point of view. The opinion shall be in a form reasonably satisfactory to the Special Committee and shall be dated as of the date of the Proxy Statement and confirmed as of a date within five (5) business days prior to the Effective Time.

     9.3 Conditions to the Obligations of Group and Acquisition. The obligations of Group and Acquisition to effect the Merger and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of PhyAmerica set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date) and Group and Acquisition shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of PhyAmerica to that effect.

          (b) Performance of Obligations. PhyAmerica shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to the Effective Time, and Group and Acquisition shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of PhyAmerica to that effect.

          (c) Resignation of Directors. The members of the Board of Directors of PhyAmerica shall have tendered their resignations effective as of the Effective Time.

          (d) With respect to or by reason of the Merger, the Scott Group shall not be deemed an Acquiring Person under the Rights Agreement; no Preferred Right shall be exercisable under the Rights Agreement; no shares of any class of the capital stock of PhyAmerica shall be issuable under the Rights Agreement; no shares of any class of the capital stock of the Group or Acquisition shall be issuable under the Rights Agreement; no cash payment in respect of a Preferred Right shall be payable under the Rights Agreement; and, all Preferred Rights shall be cancelled pursuant to the Rights Agreement at the Effective Time.


                                   ARTICLE X
                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement, the Plan of Merger, the Merger and the other transactions contemplated hereby by the shareholders of PhyAmerica and/or the shareholder of Acquisition, this Agreement may be terminated and such transactions abandoned at any time prior to the Effective
Time:

          (a) by mutual consent of the Boards of Directors of PhyAmerica, Group and Acquisition;

          (b) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if the Effective Time shall not have occurred on or before the 60/th/ day following the Shareholders' meeting;

          (c) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition if any Regulatory Authority has denied approval of the Merger or any

Regulatory Approval (or any condition to the receipt of a Regulatory Approval) or an Order from any Regulatory Authority or any court having competent jurisdiction has imposed any condition or requirement which would so substantially and adversely impact the economic or business benefits of the Merger to Group and Acquisition and their shareholders or to PhyAmerica and its shareholders, as applicable, as to render inadvisable in the reasonable opinion, exercised in good faith, of the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition, as applicable, the consummation of the Merger and such denial or imposition has become final and nonappealable;

          (d) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition in the event of a material breach by the other Party of any representation, warranty, covenant or other agreement contained herein, which breach is not cured after 30 days' written notice thereof is given to the Party committing such breach;

          (e) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition if there has occurred an Action seeking to restrain the Merger or an Action by a shareholder of PhyAmerica to obtain material money damages should the Merger be consummated (unless counsel for the Party wishing to proceed with such transactions renders an opinion that such Action is likely to be resolved in a way which would not deprive any Party of the material benefits of the Merger or in a way which would not result in substantial money damages to one or more directors of such Party which would not be covered by D&O Insurance);

          (f) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition if there has occurred a declaration of war by the United States of America or a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America or the State of North Carolina; or

          (g) upon notice to the other Party, by the Board of Directors of PhyAmerica or the Boards of Directors of Group and Acquisition if this Agreement and the Plan of Merger shall fail to be approved by the shareholders of PhyAmerica at the Shareholders' Meeting, or any continuation thereof after adjournment, by the vote of such shareholders required under the Delaware Act.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of Section 7.6,
Section 8.1(a), Section 10.3 and Section 10.4 (insofar as it applies to a termination under Section 10.1(d)) shall survive any such termination and abandonment, and (ii) no Party shall be relieved or released from any Liability arising out of a willful or grossly negligent breach of any provision of this Agreement.

     10.3 Expenses. Unless this Agreement is terminated as described in Section 10.4, each Party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and the transactions contemplated hereby, including filing fees, printing and distribution costs, and consultant, financial advisor, legal, accounting and investment banking fees and expenses (the "Costs").

     10.4 Wrongful Termination. Notwithstanding the provisions of Sections 10.2 and 10.3, if the Merger fails to be consummated because of the wrongful termination of this Agreement or a willful or grossly negligent material breach by a Party of any representation, warranty, covenant, or other agreement contained herein, then the Party wrongfully terminating or breaching this Agreement shall reimburse the other Party for all of such other Party's Costs; provided, however, that any payment to Group or Acquisition must be approved by the independent directors or a special committee of independent directors of PhyAmerica. A termination of this Agreement under the provisions of Section 10.1, other than a termination under Section 10.1(d), shall not cause application of this Section 10.4.

                                  ARTICLE XI
                              GENERAL PROVISIONS

          11.1 Non-Survival of Representations, Warranties and Covenants Following the Effective Time. Except for Articles III and IV and Sections 7.12,
8.1 and 8.2, none of the respective representations, warranties, obligations, covenants and agreements of the Parties thereto shall survive the Effective Time.

          11.2 Entire Agreement. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Other than the provisions of Articles III and IV and Sections 8.1 and 8.2, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than PhyAmerica, Group, Acquisition, the Surviving Corporation, and their respective successors, any rights, remedies, or Liabilities under or by reason of this Agreement.

          11.3 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of them; provided, however, that the provisions hereof relating to the manner or basis in which shares of PhyAmerica Common Stock will be converted into the Merger Consideration shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of PhyAmerica Common Stock without any requisite approval of the holders of the PhyAmerica Common Stock entitled to vote thereon.

          11.4  Waivers.

                (a) Prior to or at the Effective Time, Group and Acquisition, acting through their respective Board of Directors, President, or another officer authorized to so act by such Board, shall have the right to waive any Default in the performance of any term of this Agreement by PhyAmerica, to waive or extend the time for the compliance or fulfillment by PhyAmerica of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Group and Acquisition under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by duly authorized officers of Group and Acquisition.

                (b) Prior to or at the Effective Time, PhyAmerica, acting through its Board of Directors, shall have the right to waive any Default in the performance of any term of this Agreement by Group and Acquisition, to waive or extend the time for the compliance or fulfillment by Acquisition of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PhyAmerica under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PhyAmerica.

                (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          11.5 No Assignment. None of the Parties hereto may assign any of its rights or delegate any of its obligations under this Agreement to any other Person. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

          11.6 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage prepaid, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder):

                    If to PhyAmerica :

                            Eugene F. Dauchert, Jr.
                            Executive Vice President and Secretary
                            PhyAmerica Physician Group, Inc.
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Facsimile: (919) 383-0355

                    With a required copy to:

                            James H. Clarke
                            Moore & Van Allen, PLLC
                            2200 West Main Street, Suite 800
                            Durham, North Carolina 27705
                            Facsimile: (919) 416-8370

                    If to Group and/or Acquisition:

                            Dr. Steven M. Scott
                            2828 Croasdaile Drive
                            Durham, North Carolina 27705
                            Facsimile: (919) 309-2702

                    With a required copy to:

                            Robert A. Singer
                            Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. 2000 Renaissance Plaza
                            Post Office Box 26000
                            Greensboro, North Carolina  27420-6000
                            Facsimile: (336) 378-1001

or to such other Person as any party shall specify by notice in writing to each of the other party. All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third business day after deposit in the United States mail when delivery is made by registered or certified mail, and (iii) upon transmission, when evidenced by a sender transmission completed confirmation, when made by facsimile transmission.

          11.7 Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a Regulatory Authority or court of competent jurisdiction to be invalid, void, unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

          11.8 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the Laws of the State of North Carolina, except to the extent the Laws of the State of Delaware or of the United States specifically apply.

          11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

          11.10 Captions; Articles; and Section. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

          11.11 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

          11.12 Enforcement of Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          IN WITNESS WHEREOF, PhyAmerica and Acquisition have caused this Agreement to be signed by their respective officers, hereunto duly authorized, all as of the date first written above.


                                 PHYAMERICA PHYSICIAN GROUP, INC.


                                 By:__________________________________________



                                 SCOTT GROUP, INC.


                                 By:__________________________________________
                                        Dr. Steven M. Scott
                                        President



                                 PHYAMERICA ACQUISITION CORPORATION


                                 By:__________________________________________
                                        Dr. Steven M. Scott
                                        President

                                  APPENDIX A

                                PLAN OF MERGER
                                      OF
                      PHYAMERICA ACQUISITION CORPORATION
                                 WITH AND INTO
                       PHYAMERICA PHYSICIAN GROUP, INC.


          I.    Corporations Participating in the Merger.

     PhyAmerica Acquisition Corporation, a North Carolina corporation ("Acquisition" or the "Merging Corporation"), shall merge with and into PhyAmerica Physician Group, Inc., a Delaware corporation ("PhyAmerica" or the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided under, Section 252 of the Delaware General Corporation Law and Section 55-11-06 of the North Carolina Business Corporation Act.

          II.   Name of Surviving Corporation.

     Upon the effectiveness of the merger (the "Effective Time"), the name of the Surviving Corporation shall be PhyAmerica Physician Group, Inc.

          III.  Terms and Conditions of the Merger.

     1. Subject to the terms and conditions of the Agreement of Merger, dated as of October ___, 2001 by and among Acquisition, the Scott Group, Inc. ("Group") and PhyAmerica (the "Agreement of Merger"), and except insofar as the same may be continued by law or in order to carry out the purposes of this Plan of Merger and the Agreement of Merger, and except as continued in and merged into the Surviving Corporation, the separate existence of the Merging Corporation shall cease as of the Effective Time. The Surviving Corporation, upon the merger and without any order or other action on the part of any court of otherwise, shall hold and enjoy all rights of property, franchises and interest, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee and receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by the Merging Corporation at the time of the merger. The Surviving Corporation shall be responsible and liable for all liabilities of every kind and description of the Merging Corporation, existing immediately prior to the Effective Time, to the extent provided by law.

     2. The Certificate of Incorporation of PhyAmerica in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     3. The Bylaws of PhyAmerica in effect immediately prior to the Effective Time shall continue in full force and effect until amended in accordance with applicable laws.

     4. The officers of PhyAmerica and directors of Acquisition in office immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation.

          IV.  Effectiveness of the Merger.

     The merger shall be effective on the date and at the time set forth in the Articles of Merger setting forth, among other things, this Plan of Merger, that are filed with, and accepted for filing by, the Secretary of State of Delaware as required under Section 252 of the Delaware General Corporation Law and by the Secretary of State of North Carolina as required by Section 55-11-05 of the North Carolina Business Corporation Act.

         V.  Conversion of Shares.

     As of the Effective Time, the outstanding shares of the corporations participating in the merger shall be converted and exchanged as follows:

     1. Each outstanding share of the common stock of Acquisition shall be converted into a share of the common stock of PhyAmerica ("PhyAmerica Common Stock") by virtue of the merger.

     2. (a) Except as provided in the following item (b) each of the shares of PhyAmerica Common Stock outstanding immediately prior to the Effective Time shall be converted into and become the right to receive $.15 in cash without interest ("Merger Consideration").

         (b) Holders of shares of PhyAmerica Common Stock who perfect their rights to demand an appraisal of the fair value of their shares of PhyAmerica Common Stock as provided in Section 262 of the Delaware General Corporation Law shall have only those rights set forth in Article VI below and their shares shall not be converted into and become the right to receive the Merger Consideration.

     3. Any shares of any of the subsidiaries of PhyAmerica outstanding immediately prior to the Effective Time shall continue to be issued and outstanding, and shall not be converted, exchanged or altered in any manner as a result of the merger.

     4. As of the Effective Time, each option to purchase shares of PhyAmerica Common Stock granted by PhyAmerica (the "PhyAmerica Stock Options") pursuant to stock option plans or other plans or agreements of PhyAmerica (the "PhyAmerica Option Plans") which is outstanding immediately prior to the Effective Time in compliance with the Agreement of Merger, whether or not then exercisable, shall be converted into and become the right the Merger Consideration less the exercise price of such PhyAmerica Stock Option without interest. To the extent the exercise price of any PhyAmerica Stock Option or PhyAmerica Warrant is greater than the Merger Consideration, such PhyAmerica Stock Option shall be deemed cancelled as of the Effective Time.

     5. From and after the Effective Time, each holder of shares of PhyAmerica Common Stock to be converted as provided in this Article V upon presentation and surrender to First Union National Bank, acting the conversion agent for the Surviving Corporation (the "Conversion Agent"), of the certificates representing such shares, shall be entitled to receive in exchange therefor the Merger Consideration. Promptly after the Effective Time, the Surviving Corporation shall cause the Conversion Agent to mail appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of PhyAmerica Common Stock shall pass, only upon proper delivery of such certificates to the Conversion Agent) to the former shareholders of PhyAmerica other than holders of Dissenting Shares (as defined in Article VI below) and [the Group]? After the Effective Time, each holder of shares of PhyAmerica Common Stock issued and outstanding immediately prior to the Effective Time shall surrender the certificate or certificates theretofore representing such shares, together with such transmittal materials properly executed, to the Conversion Agent and promptly upon surrender shall receive in exchange therefor the Merger Consideration provided for in this Agreement. The Surviving Corporation shall not be obligated to deliver the Merger Consideration to which any former holder of PhyAmerica Common Stock is entitled as a result of the merger until such holder surrenders his certificate or certificates representing shares of PhyAmerica Common Stock for exchange as provided in this Article V. Any certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the former holder requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered, shall provide funds for their purchase or for any transfer or other taxes required by reason of the delivery of such certificate, or shall establish to the satisfaction of the Conversion Agent that such taxes have been paid or are not payable. In the event any certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to ownership of such certificate by the former holder claiming such certificate to be lost, stolen or destroyed and the receipt by the Conversion Agent of appropriate and customary indemnification, the Conversion Agent will pay the Merger Consideration to such former holder in respect of the shares of PhyAmerica Common Stock represented by such certificate for such lost, stolen or destroyed certificate. Approval of the Agreement of Merger, this the Plan of Merger, and the transactions contemplated herein and thereon by the shareholders of PhyAmerica shall constitute ratification of the appointment of the Conversion Agent.

          VI.    Appraisal Rights.

     Any holder of shares of PhyAmerica Common Stock who perfects such holder's demand for appraisal of the fair value of such shares under Section 262 of the Delaware General Corporation Law, and who does not withdraw such demand for appraisal in conformity with, and with the consents, if any, required under,
Section 262, shall be entitled to receive such payment therefor as is determined under the provisions of Section 262. Any holder of shares of PhyAmerica Common Stock who makes a demand for appraisal but timely withdraws such demand in conformity with, and with the consents, if any, required under, Section 262 shall thereafter be entitled to receive the Merger Consideration for such shares upon compliance with the provisions of this Plan of Merger.

          VII.   Voting and Other Rights.

     From and after the Effective Time, no holder of shares of PhyAmerica Common Stock immediately prior to the Effective Time shall be entitled to vote such shares or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to holders of record of PhyAmerica Common Stock as of a date prior to the Effective Time.

          VIII.  Abandonment.

     This Plan of Merger may be terminated and the merger abandoned at any time prior to the Effective Time upon termination of the Agreement of Merger by PhyAmerica, by Group and Acquisition, or by all such parties in accordance with the terms thereof.